Exhibit 10(x)

Tolland Bank Directors' Retirement Plan


                                  TOLLAND BANK
                           DIRECTORS' RETIREMENT PLAN

                           Effective November 26, 2002

                                  TOLLAND BANK
                           DIRECTORS' RETIREMENT PLAN

                                                                                                               PAGE
ARTICLE I - PURPOSE...............................................................................................3

ARTICLE II - DEFINITIONS..........................................................................................3

ARTICLE III - ELIGIBILITY AND PARTICIPATION.......................................................................4

ARTICLE IV - BENEFITS.............................................................................................5

ARTICLE V - PAYMENT OF BENEFITS...................................................................................5

ARTICLE VI - BENEFICIARY DESIGNATION..............................................................................6

ARTICLE VII - ADMINISTRATION......................................................................................6

ARTICLE VIII - CLAIMS PROCEDURE...................................................................................7

ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN....................................................................8

ARTICLE X - MISCELLANEOUS.........................................................................................8

                                  TOLLAND BANK
                           DIRECTORS' RETIREMENT PLAN


                                    ARTICLE I
                                     PURPOSE

1.1 PURPOSE. The purpose of the Tolland Bank Directors' Retirement Plan is to provide a benefit upon termination of service or death for Directors of Tolland Bank (and their Beneficiaries). It is intended that the Plan will aid in retaining and attracting Directors of exceptional ability.


                                   ARTICLE II
                                   DEFINITIONS

In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

2.1 ACTUARIAL EQUIVALENT. "Actuarial Equivalent" means the present value of the applicable benefit, using a discount rate equal to the mid-term Applicable Federal Rate (determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended), compounded monthly.

2.2 BANK. "Bank" means Tolland Bank and its successors.

2.3 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant or, as provided in Article VI, to receive any benefits payable under the Plan.

2.4 BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of Tolland Bank.

2.5 CHANGE IN CONTROL. "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or Alliance Bancorp of New England, Inc. (the "Company") within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. ss. 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. ss. 225.41(b) with respect to the Company, as in effect on the date hereof (except for purposes of Section 2.5 a finding of presumptive control pursuant to applicable regulations shall not be deemed a change in control); or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. ss. 225.11, as in effect on the date hereof except for the Company's acquisition of the Bank; or
(iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or
(B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (D) solicitations of shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company, shall be distributed.

2.6 COMMITTEE. "Committee" means the Committee of the Board of Directors appointed to administer the Plan.

2.7 COMPANY. "Company" means Alliance Bancorp of New England, Inc.

2.8 DIRECTOR. "Director" means an active member of the Board of Directors and shall not include Employee Directors or Emeriti Directors.

2.9 JUST CAUSE. "Just Cause" means a Director's deliberate dishonesty with respect to the Bank or its affiliates, conviction of a crime involving moral turpitude, or gross or willful failure to perform (other than on account of a medically determinable disability) a substantial portion of his duties or responsibilities as a Director.

2.10 PARTICIPANT. "Participant" means any Director who participates in the Plan pursuant to Section 3.1 of the Plan.

2.11 PLAN. "Plan" means this Tolland Bank Directors' Retirement Plan, as amended from time to time.

2.12 RETIREMENT BENEFIT. "Retirement Benefit" means the benefit determined in accordance with Section 4.1 of the Plan.

2.13 YEAR OF SERVICE. "Year of Service" means the full 12-consecutive month period commencing on the date the Director began service with the Board of Directors and each successive 12-month period thereafter. For purposes of this definition such successive 12-month periods need not be consecutively served.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY AND PARTICIPATION. All non-employee Directors of the Bank, and employee Directors designated by the Board of Directors, are eligible to participate in the Plan.

                                   ARTICLE IV
                                    BENEFITS

4.1 NORMAL RETIREMENT BENEFIT. Upon a Participant's termination from service with the Board of Directors pursuant to the Bank's policies with respect to normal retirement of directors (including retirement caused by a failure of shareholders of Alliance Bancorp of New England, Inc. to provide requisite approval to elect a Participant nominated as a director by the Board of Directors of the Company for election by the Company's shareholders) other than on account of Just Cause, the Participant shall be entitled to an annual Retirement Benefit equal to one thousand dollars ($1,000.00) multiplied by the Participant's Years of Service up to a maximum of twenty (20) Years of Service.

4.2 CHANGE IN CONTROL BENEFIT. In the event of a Change in Control, each Participant in the Plan shall be treated as if he had completed twenty (20) Years of Service as of the date of the Change in Control, regardless of his age or number of Years of Service.

4.3 VESTING OF DEFERRED BENEFIT ACCOUNT. A Participant shall be 100% vested in his Retirement Benefit under the Plan upon the completion of five (5) Years of Service.

4.4 TERMINATION FOR JUST CAUSE. Notwithstanding any other provision of this Plan, a Participant who terminates service on account of Just Cause shall not be entitled to any benefit under this Plan.

4.5 NON-COMPETITION. Notwithstanding any other provision of this Plan, the payment of benefits pursuant to this Section is contingent upon the Participant's agreement that, for a period of one (1) year following termination of service on the Board of Directors, the Participant will not, without the Bank's prior written consent, serve as a director, officer, or in any similar capacity with an entity whose business materially competes with the depository, lending or other business activities of the Bank in any city, town, or country in which the Bank has an office or has filed an application for regulatory approval to establish an office.


                                    ARTICLE V
                               PAYMENT OF BENEFITS

5.1 PAYMENT OF BENEFITS UNDER SECTION 4.1. The benefit determined in accordance with Section 4.1 of the Plan shall be paid to the Participant in annual installments for a period of ten (10) years (10 installments), commencing on the first business day of the first month following the Participant's termination of service.


5.2 PAYMENTS UPON DEATH. Upon the death of a Participant, the Bank shall pay to the Participant's Beneficiary an amount determined as follows:

    a)       If the Participant dies after benefit payments have commenced under
             Section 5.1 of the Plan, then the Participant's Beneficiary shall receive, in a single lump sum payment, the Actuarial Equivalent of the remaining payments that would have been made to the Participant had he survived until the last payment due to him was paid. The payment to the Participant's Beneficiary under this Section 5.2(a) shall be made within ninety (90) days of the date of the death of the Participant.

    b) If the Participant, who otherwise would have been entitled to a benefit under Section 4.1 of the Plan had he retired on his date of death, dies prior the commencement of benefit payments under
             Section 5.1 of the Plan, then the Participant's Beneficiary shall receive, in a single lump sum payment, the Actuarial Equivalent of the payments that would have been made to the Participant had he survived until the last payment due to him was paid. The payment to the Participant's Beneficiary under this Section 5.2(b) shall be made within ninety (90) days of the date of the death of the Participant.

5.3 PAYMENTS UPON A CHANGE IN CONTROL. Within thirty (30) days of the effective date of the Change in Control, each Director who is eligible for the Retirement Benefit payable under Section 4.2 of the Plan shall deliver to the Bank a form, attached to this Plan as Appendix A, and make an election regarding the time and manner of the payment of the benefit. In the event of the death of a Director prior to receipt of the benefits due him upon a Change in Control, such Director's surviving spouse or his estate, as the case may be, shall receive such benefits in the same manner as elected by the Director.


                                   ARTICLE VI
                             BENEFICIARY DESIGNATION

6.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution of the Retirement Benefit due him under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Committee and shall be effective only when received in writing by the Committee.

6.2 CHANGE OF BENEFICIARY. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

6.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

    a)       The surviving spouse;

    b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

    c)       The Participant's estate.

6.4 EFFECT OF PAYMENT. The payment to the deemed Beneficiary shall completely discharge the Bank's obligations under this Plan.

                                   ARTICLE VII
                                 ADMINISTRATION

7.1 COMMITTEE; DUTIES. This Plan shall be administered by the Committee. Members of the Committee may be Participants in this Plan.

7.2 AGENTS. The Committee may appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may also be counsel to the Bank.

7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

7.4 INDEMNITY OF COMMITTEE. The Bank shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or other liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee.


                                  ARTICLE VIII
                                CLAIMS PROCEDURE

8.1 CLAIM. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

8.2 DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall be made within ninety (90) days of the date of receipt of such claim or requested by the Committee and shall state:

    a) The reason(s) for the denial, with specific references to the Plan provisions on which the denial is based.

    b) A description of any additional material or information required and an explanation of why it is necessary.

    c)       An explanation of the Plan's claim review procedure.

8.3 REVIEW OF CLAIM. Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4 FINAL DECISION. The decision on review shall normally be made within sixty
(60) days after the Committee's receipt of a request for review. If an extension of time is required for a hearing or due to other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days after the Committee's receipt of a request for review. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                                   ARTICLE IX
                        AMENDMENT AND TERMINATION OF PLAN

9.1 AMENDMENT. The Board of Directors may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict any Retirement Benefit under the Plan.


9.2 TERMINATION OF PLAN. The Board of Directors may at any time terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Bank.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no secured interest or claim in any property or assets of the Bank. Any and all of the Bank's assets shall be, and remain, the general, unpledged, unrestricted assets of the Bank. The Bank's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Bank to pay money in the future. The Bank shall have no obligation under this Plan with respect to individuals other than the Bank's Directors.

10.2 NON-ASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.3 NOT A CONTRACT FOR SERVICE. The terms and conditions of this Plan shall not be deemed to constitute a contract of service between the Bank and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Bank except as may otherwise be specifically provided for herein.

10.4 PARTICIPANT COOPERATION. A Participant will cooperate with the Bank by furnishing any and all information requested by the Bank in order to facilitate the payment of benefits hereunder and by taking such physical examinations and such other actions as may be requested by the Bank.

10.5 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.6 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.


10.7 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of Connecticut.

10.8 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the President of the Bank or the Bank's Statutory Agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of three
(3) days following the date shown on the postmark or on the receipt for registration or certification.

10.10 SUCCESSORS. The provisions of this Plan shall be binding upon and inure to the benefit of the Bank and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Bank and successors of any such corporation or other business entity.

         IN WITNESS WHEREOF, Tolland Bank has caused this instrument to be executed by its duly authorized officer effective as of November 26, 2002.




                                                     /s/ Joseph H. Rossi
                                                     ---------------------------
                                                     Joseph H. Rossi

                                   Appendix A
              Election of Payment Method after a Change in Control
                           __________________________


AGREEMENT, made this ______ day of _________, ____, by and between __________________ (the "Director") and Tolland Bank (the "Bank") and its successors, with respect to distribution of the Director's Retirement Benefits that have accrued under the Tolland Bank Directors' Retirement Plan and have become payable due to a Change in Control.

NOW THEREFORE, it is mutually agreed as follows:

1.       Form of Payment.           The Director shall receive his Retirement
                                    Benefits in cash that is paid

                                    <>      in one lump sum equal to the present
                                            value of ten (10) years of the
                                            benefit he would have received under
                                            Section 4.2 of the Plan.

                                    <>      in equal annual payments over a
                                            period of ten years.

2.       Time of Payment.           The Director shall begin to receive
                                    Retirement Benefits as soon as practicable after

                                    <>      A Change in Control closes.

                                    <>      the January 1st after a Change in
                                            Control closes.

                                    <>      the January 1st following the ______
                                            anniversary of the Change in
                                            Control.

3. Frequency of Payment. Unless paid in a lump sum, the Retirement Benefits shall be paid on an annual basis.

4. Effect of Election. The elections made in paragraphs 1 and 2 hereof shall become irrevocable on the date 30 days before the closing of a Change in Control. The Director may at any time and from time to time change his designation of, and manner of payment to, a Beneficiary. Such election shall, however, become irrevocable upon the Director's death.

5. Mutual Commitments. The Bank agrees to make payment of all amounts due the Director in accordance with the terms of the Plan and the elections made by the Director herein. The Director agrees to be bound by the terms of the Plan, as in effect on the date hereof, and as properly amended hereafter. The parties recognize and agree that this Agreement supersedes and nullifies any prior distribution election to the extent it is inconsistent herewith.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                              DIRECTOR


___________________________                ______________________________



Witnessed by:                              TOLLAND BANK


___________________________                By: _________________________________
                                               For the Entire Board of Directors